CUSIP No. 073677 10 6	SCHEDULE 13D

EXHIBIT 3

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, I hereby constitute and appoint Kenneth M. Socha (the “Agent”) my true and lawful attorney-in-fact and agent for and in my name, place and stead, in any and all capacities, to sign any and all filings required to be made by me pursuant to Section 13(d), Section 13(g) or Section 16 of the Securities Exchange Act of 1934, as amended, relating to Perseus Capital, L.L.C.’s investments in Beacon Power Corporation and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. I hereby further grant to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of the Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ FRANK H. PEARL FRANK H. PEARL	January 2, 2003

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